Exhibit 10.3

FIRST AMENDMENT TO THE

CASH AMERICA INTERNATIONAL, INC.

NONQUALIFIED SAVINGS PLAN

(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the Cash America International, Inc. Nonqualified Savings Plan (the “Plan”) is made on this 20th day of December, 2010, by the Administrative Committee of the Plan (the “Administrative Committee”).

W I T N E S S E T H :

WHEREAS, Cash America International, Inc. maintains the Plan for the benefit of its eligible employees; and

WHEREAS, Section 10.1 of the Plan provides that the Administrative Committee has the authority to amend the Plan at any time; and

WHEREAS, the Administrative Committee desires to amend the Plan to (i) eliminate the options for participants to elect to receive distribution of their benefits on a fixed calendar date, or on the later of separation from service or a fixed date (so that a participant may only elect either payment upon separation from service, or payment upon the earlier of separation from service or at a specified time); (ii) permit participants to elect to receive only a portion of the year’s deferrals on the earlier of separation from service or a specified time, and have the remainder paid at separation from service; (iii) require participants to elect a calendar month instead of a specified calendar date if the participant elects distribution on the earlier of separation from service or at a fixed time; (iv) allow participants to make separate installment payment elections depending on whether benefits become payable upon separation from service or upon reaching a specified calendar month before separation; (v) allow participants to make a separate payment election for each year’s deferrals, without a limit of 3 different payment elections as previously applied; (vi) provide that elections to be paid in-service upon a specified calendar month will not carry over from year to year; (vii) provide that payment elections applicable to amounts deferred for plan years beginning before 2011 will not carry over and apply to amounts deferred for plan years beginning after 2010; and (viii) make such other changes as indicated herein;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of October 1, 2010:

1.	Section 5.2(a)(2) is hereby amended in its entirety to read as follows:

(2) Payment Date Election.

(A) Plan Years After 2010. A Participant may elect, at the time he makes a Deferral Election and/or Annual Bonus Election for a Plan Year, to have the Payment Date for all or a portion of the part of his Post-409A Account balance attributable to such elections, including any related vested Matching Contributions, be the earlier of Separation from Service (provided that payments made on account of Separation from Service other than by reason of a Participant’s death may not be made before 6 months after Separation from Service if the Participant is a Key Employee on the date he or she Separates from Service) or the first day of a specified calendar month. In the event of an election under this Section 5.2(a)(2), the specified month selected by the Participant must be no earlier than January of the second Plan Year after the year to which the Deferral Election and/or Annual Bonus Election applies. A Participant may elect a different Payment Date with respect to each Plan Year.

(B) Plan Years Before 2011. For Plan Years beginning before January 1, 2011, a Participant was permitted to elect, at the time he made a Deferral Election and/or Annual Bonus Election for a Plan Year, to have the Payment Date for the portion of his Post-409A Account balance attributable to such elections, including any related vested Matching Contributions, be: (i) a specified date, (ii) the earlier of a specified date or Separation from Service (provided that payments made on account of Separation from Service other than by reason of a Participant’s death may not be made before 6 months after Separation from Service if the Participant is a Key Employee on the date he or she Separates from Service), or (iii) the later of a specified date or Separation from Service (provided that payments made on account of Separation from Service other than by reason of a Participant’s death may not be made before 6 months after Separation from Service if the Participant is a Key Employee on the date he or she Separates from Service). The specified date selected by the Participant had to be at least one year after the end of the first Plan Year to which the Deferral Election and/or Annual Bonus Election applied. Notwithstanding the foregoing election timing rules, if the Participant elected a Payment Date before January 1, 2009, such Payment Date election will apply in accordance with transition rules under Code Section 409A.

(C) Carryover from Year to Year.

(i) No Carryover of Payment Date Elections for Years After 2010. For Plan Years beginning on or after January 1, 2011, the prior year’s Payment Date election will not apply and the Participant must make a new Payment Date election for the benefit attributable to deferrals for each such Plan Year.

(ii) 2009 Election to Carry Over to 2010. For the Plan Year beginning January 1, 2010, in the event that a Participant did not revoke both his Deferral Election and his Annual Bonus Election, the most recent Payment Date election in effect under such Deferral Election and/or Annual Bonus Election continued to apply to his benefit attributable to deferrals for the 2010 Plan Year to the extent not modified.

(iii) Carryover of 2008 Election To 2009. In the event that a Participant did not make a Deferral Election or an Annual Bonus Election for the Plan Year beginning January 1, 2009, any Payment Date election made prior to January 1, 2009, will not apply with respect to deferrals on and after January 1, 2009. However, if a Participant made a Deferral Election or an Annual Bonus Election for the Plan Year beginning January 1, 2009, any Payment Date election in effect immediately prior to January 1, 2009, continued to apply to the benefit attributable to deferrals for the 2009 Plan Year to the extent not modified.

2.	Section 5.2(b)(2)(A) is hereby amended in its entirety to read as follows:

(A) Election of Annual Installments.

(i) Plan Years After 2010. With respect to the benefit corresponding to a Plan Year, at the time a Participant makes a Deferral Election and/or Annual Bonus Election for the Plan Year, he may elect (I) to receive such benefit in the form of annual installments to the extent that the benefit becomes payable due to Separation from Service, and/or (II) to receive such benefit in the form of annual installments to the extent that the benefit becomes payable during a specified calendar month. A Participant may make different installment payment elections with respect to his benefit attributable to deferrals for each Plan Year.

(ii) Plan Years Before 2011. For Plan Years beginning before January 1, 2011, a participant was permitted to elect, with respect to the total benefit corresponding to a Payment Date under Section 5.2(a), to receive such benefit in the form of annual installments. With respect to a particular Payment Date, such election had to be made: (I) in the first Deferral Election or Annual Bonus Election that specified such Payment Date, or (II) in the case of a benefit payable under Section 5.2(a)(1), in the Participant’s first Deferral Election or Annual Bonus Election that did not specify a Payment Date pursuant to Section 5.2(a)(2)(B). Notwithstanding the foregoing election timing rules, if the Participant elected a form of payment for a particular Payment Date before January 1, 2009, such election will apply in accordance with transition rules under Code Section 409A.

(iii) Carryover from Year to Year.

(I) No Carryover if Deferrals Cancelled. In the event that a Participant revokes his Deferral Election and his Annual Bonus Election (or has such elections cancelled pursuant to the terms of the Plan) after January 1, 2009, any installment payment election(s) under such Deferral Election and/or Annual Bonus Election will not apply to the benefit attributable to deferrals for subsequent Plan Years.

(II) Carryover of Separation Election But Not In-Service Election After 2011. For Plan Years beginning on or after January 1, 2012, in the event that the Participant modifies his Deferral Election, his Annual Bonus Election, or both, but does not revoke both his Deferral Election and his Annual Bonus Election, (i) the most recent installment payment election in effect with respect to payment upon Separation from Service, if any, will continue to apply to the benefit attributable to deferrals for the next Plan Year to the extent not modified; and (ii) his installment payment election, if any, for payment during a specified calendar month will not carry over and the Participant must make a new installment payment election for payment during a specified calendar month for the benefit attributable to deferrals for each Plan Year.

(III) No Carryover of Installment Elections for 2011. For the Plan Year beginning January 1, 2011, the prior year’s installment payment elections will not apply and the Participant must make new installment payment elections for the benefit attributable to deferrals for 2011.

(IV) Carryover of 2009 Election Into 2010. For the Plan Year beginning January 1, 2010, in the event that the Participant modifies his Deferral Election, his Annual Bonus Election, or both, but does not revoke both his Deferral Election and his Annual Bonus Election, the most recent installment payment election in effect, if any, continued to apply to his benefit attributable to deferrals for the 2010 Plan Year to the extent not modified.

(V) Carryover of 2008 Election Into 2009. In the event that a Participant did not make a Deferral Election or an Annual Bonus Election for the Plan Year beginning January 1, 2009, any installment payment election made prior to January 1, 2009, will not apply with respect to deferrals on and after January 1, 2009. However, if a Participant made a Deferral Election or an Annual Bonus Election for the Plan Year beginning January 1, 2009, any installment payment election in effect immediately prior to January 1, 2009, continued to apply to his benefit attributable to deferrals for the 2009 Plan Year to the extent not modified.

3.	Section 5.2(c) is amended in its entirety to read as follows:

(c) Modifications of Form and Timing.

(1) Availability of Election.

(A) Benefits For Years After 2010. With respect to benefits attributable to Plan Years beginning on or after January 1, 2011, a Participant may make one election for each Plan Year to change the form of payment of his benefit to the extent it becomes payable due to Separation from Service, and one election for each Plan Year to change the timing and/or form of payment of his benefit to the extent it becomes payable in a specified calendar month. Therefore, a Participant may make one election with respect to each such Plan Year’s deferrals, to change the form of payment that applies to the extent the benefit attributable to such Plan Year becomes payable due to Separation from Service to: (A) elect annual installment payments as described in Section 5.2(b)(2)(A)(i), (B) change the number of installment payments elected, or (C) elect a lump sum payment. In addition, a Participant may make one election with respect to each such Plan Year’s deferrals, to (i) delay the payment (or commencement) of his benefit attributable to such Plan Year to the extent it becomes payable in a specified calendar month, and/or (ii) change the form of payment that applies to the extent the benefit attributable to such Plan Year becomes payable in a specified calendar month to: (A) elect annual installment payments as described in Section 5.2(b)(2)(A)(i), (B) change the number of installment payments elected, or (C) elect a lump sum payment. Any election under this Section 5.2(c)(1)(A) will specify the number of installment payments elected, if any.

(B) Benefits For Years Before 2011. With respect to benefits attributable to Plan Years beginning before January 1, 2011, a Participant may make one election per Payment Date to (i) delay the payment (or commencement) of the portion of his Post-409A Account payable on such Payment Date, and/or (ii) change the form of payment to: (A) have the portion of his Post-409A Account payable on such Payment Date paid in the form of annual installment payments as described in Section 5.2(b)(2)(A)(ii), (B) change the number of installment payments elected, or (C) elect a lump sum payment. Any election under this Section 5.2(c)(1)(B) will specify the number of installment payments elected, if any. Notwithstanding the foregoing, a Participant may only make an election under this Section 5.2(c)(1)(B) with respect to benefits payable under Section 5.2(a)(1) above if he does not already have 2 Payment Dates other than the default payment date specified in Section 5.2(a)(1), applicable to his benefits attributable to Plan Years beginning before January 1, 2011.

(2) Delay in Payment Date.

(A) Payment Date Change Only. In the event of an election under Section 5.2(c)(1) to delay the Payment Date but not to change the form of payment, the Payment Date (or portion of the Payment Date) being altered will be delayed for 5 years as follows: (i) if payment upon Separation from Service is being altered, such payment will be delayed to 5 years after the date of payment that would otherwise apply; (ii) if a specified date under Section 5.2(a)(2)(B) is being altered, a new date must be specified that is at least 5 years after such originally specified date, and (iii) if a calendar month specified under Section 5.2(a)(2)(A) is being altered, a new calendar month must be specified that is at least 5 years after such originally specified calendar month.

(B) Form of Payment Change for Post-2010 Deferrals. In the event of an election under Section 5.2(c)(1)(A) to change the form of payment that applies to a benefit to the extent it becomes payable in a specified calendar month, a new calendar month will apply that is 5 years after such originally specified calendar month, or such later calendar month as the Participant may elect pursuant to Section 5.2(c)(1)(A). In the event of an election under Section 5.2(c)(1)(A) to change the form of payment that applies to a benefit to the extent it becomes payable due to Separation from Service, payment will be delayed by 5 years after the payment date that would otherwise apply.

(C) Form of Payment Change for Pre-2011 Deferrals. In the event of an election under Section 5.2(c)(1)(B) that includes a change in the form of payment, the Payment Date for such portion of the Participant’s Post-409A Account will be delayed to 5 years after the Payment Date that would have applied under Section 5.2(a) above (so that, in the case of an election of a Payment Date that is described in subclauses (ii) or (iii) of Section 5.2(a)(2)(B), payment upon Separation from Service and payment upon the specified date will both be delayed to 5 years after the date payment would otherwise be made).

(3) Restrictions. Any election under this Section 5.2(c) shall not take effect until 12 months after the date on which the election is made. In the case of an amount payable on a specified date, an election under this Section 5.2(c) shall be made at least 1 year before such specified date.

4.	All capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Plan.

5.	Except as specified herein, the Plan will remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on the date first written above.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ Curtis Linscott

Name:	Curtis Linscott

Title:	Executive Vice President